UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): January 31, 2025
DIVERSIFIED HEALTHCARE TRUST
(Exact Name of Registrant as Specified in Its Charter)

Maryland
(State or Other Jurisdiction of Incorporation)

001-15319	04-3445278
(Commission File Number)	(IRS Employer Identification No.)
Two Newton Place, 255 Washington Street, Suite 300, Newton, Massachusetts 02458-1634
(Address of Principal Executive Offices) (Zip Code)
617-796-8350
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title Of Each Class	Trading Symbol(s)	Name Of Each Exchange On Which Registered
Common Shares of Beneficial Interest	DHC	The Nasdaq Stock Market LLC
5.625% Senior Notes due 2042	DHCNI	The Nasdaq Stock Market LLC
6.25% Senior Notes due 2046	DHCNL	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

In this Current Report on Form 8-K, the term “DHC” refers to Diversified Healthcare Trust and its consolidated subsidiaries, unless otherwise noted.

Item 2.01.  Completion of Acquisition or Disposition of Assets.

On January 31, 2025, DHC completed the sale of three life science properties with approximately 186,000 rentable square feet located at 3030, 3040 and 3050 Science Park Road, San Diego, California, or MUSE, for a net sales price of $159.0 million, excluding closing costs.
Item 9.01.  Financial Statements and Exhibits.
(b)    Pro Forma Financial Information.
DHC's unaudited pro forma condensed consolidated balance sheet as of September 30, 2024 and DHC's unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 2023 and unaudited pro forma condensed consolidated statements of comprehensive income (loss) for the nine months ended September 30, 2024, and the notes related thereto, are filed as Exhibit 99.1 to this Current Report on Form 8-K. These unaudited pro forma condensed consolidated financial statements reflect DHC's financial position as if the sale of MUSE was completed as of September 30, 2024 and results of operations as if the sale of MUSE was completed as of January 1, 2023. These unaudited pro forma condensed consolidated financial statements are not necessarily indicative of DHC's expected financial position or results of operations for any future period. Differences could result from numerous factors, including future changes in DHC's portfolio of investments, capital structure, property level operating expenses and revenues, including rents expected to be received pursuant to DHC's existing leases or leases DHC may enter into, changes in interest rates and other reasons. Actual future results are likely to be different from amounts presented in these unaudited pro forma condensed consolidated financial statements and such differences may be significant.
(d)    Exhibits.

99.1	Unaudited Pro Forma Condensed Consolidated Financial Statements. (Filed herewith.)
104	Cover Page Interactive Data File. (Embedded within the Inline XBRL document.)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIVERSIFIED HEALTHCARE TRUST

By:	/s/ Matthew C. Brown
Name:	Matthew C. Brown
Title:	Chief Financial Officer and Treasurer

Date:  February 3, 2025